UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: February 10, 2016
Date of earliest event reported: February 4, 2016
Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS	66062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 764-1045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3     Securities and Trading Market
Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On February 4, 2016, Hooper Holmes, Inc. (the “Company”) received a notice from the NYSE MKT LLC (the “Exchange”) stating that the Exchange has accepted the Company’s plan of compliance (the “Plan”) for continued listing. The Plan was submitted in response to the Exchange’s notice that the Company’s shareholders’ equity as of September 30, 2015, was below the requirement of $4 million pursuant to Section 1003(a)(ii) of the Exchange’s Company Guide (the “Company Guide”). The Plan requires the Company to regain compliance by May 8, 2017.

The Exchange’s notice also raised an additional area of noncompliance. The notice stated that the Company is out of compliance with Section 1003(f)(v) of the Company Guide because of its low trading price. The notice requires the Company to remedy its low trading price no later than August 4, 2016. The Plan also addresses this issue.

On February 10, 2016, the Company issued a press release announcing its receipt of the Exchange’s notice. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 8     Other Events
Item 8.01.    Other Events.
On February 10, 2016, the Company issued a press release announcing its receipt of the Exchange’s notice. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.      Financial Statements and Exhibits.
(d)     Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 10, 2016, announcing receipt of NYSE MKT notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: February 10, 2016	By:	/s/ Henry Dubois
Henry Dubois, President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 10, 2016, announcing receipt of NYSE MKT notice.